As filed with the Securities and Exchange Commission on November 1, 2011

Registration No. 333-173222

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON

FORM S-1

Registration Statement Under The Securities Act of 1933

GENERAL CLEANING AND MAINTENANCE

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

27-3088652

(I.R.S. Employer Identification No.)

412 Martha St.

Las Vegas, NV 89110

Telephone: (702) 733-9361

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(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Rocio Corral

412 Martha St.

Las Vegas, NV 89110

Telephone: (702) 733-9361

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(Name, address and telephone number of agent for service)

Copies to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1925

Fax: (702) 221-1963

General Cleaning and Maintenance

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-173222, originally filed by General Cleaning and Maintenance (the "Registrant") on March 31, 2011, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4 on Form S-1/A thereto, filed with the Commission on May 13, 2011, July 1, 2011, August 26, 2011 and September 2, 2011 respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on September 6, 2011, related to the Offering of a maximum of 1,000,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten Offering. The Registrant closed on the Offering on October 31, 2011. The maximum number (1,000,000 shares) were sold by the Registrant to twenty-nine (29) investors in conjunction with the registered Offering for an aggregate of $10,000.00. There were no unsold shares in this Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on November 1, 2011.

General Cleaning and Maintenance

Registrant

By: /s/ Rocio Corral

Rocio Corral

Its: Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Rocio Corral

Rocio Corral

Its: Principal Executive Officer

Date: November 1, 2011